Exhibit 5.1

2100 L STREET NW SUITE 900 WASHINGTON, DC 20037 TELEPHONE: 202.887.1500 FACSIMILE: 202.887.0763 WWW.MOFO.COM
MORRISON & FOERSTER LLP
AMSTERDAM, AUSTIN, BERLIN, BOSTON, BRUSSELS, DENVER, HONG KONG, LONDON, LOS ANGELES, MIAMI, NEW YORK, PALO ALTO, SAN DIEGO, SAN FRANCISCO, SHANGHAI, SINGAPORE, TOKYO, WASHINGTON, D.C

January 27, 2026

Board of Directors
Dynex Capital, Inc.
140 East Shore Drive, Suite 100
Glen Allen, Virginia 23059

Re: Proposed Sale of Up to 67,354,187 Shares of Common Stock under Registration Statement on Form S-3 (File No. 333-289004)
Ladies and Gentlemen:
We are acting as counsel to Dynex Capital, Inc., a Virginia corporation (the “Company”), in connection with the issuance and sale from time to time of up to 67,354,187 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), pursuant to a prospectus supplement dated January 27, 2026 and the accompanying base prospectus dated July 28, 2025 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective Registration Statement on Form S-3 (File No. 333-289004) (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are to be sold by the Company pursuant to the terms of that certain Distribution Agreement, dated June 29, 2018, as amended on May 31, 2019, August 3, 2021, June 3, 2022, February 10, 2023, October 29, 2024, May 1, 2025, July 29, 2025, and January 27, 2026 (the “Distribution Agreement”), by and among the Company and BTIG, LLC, Citizens JMP Securities, LLC, JonesTrading Institutional Services LLC, J.P. Morgan Securities LLC, Keefe, Bruyette & Woods, Inc., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC (collectively, the “Agents”), in the manner described in the Registration Statement and the Prospectus. The Shares will be issued from time to time in public offerings at market or negotiated prices under Rule 415 of the Securities Act.
As counsel for the Company, we have examined the Distribution Agreement, the Registration Statement, the Prospectus, the Company’s Articles of Amendment and Restatement, as amended through the date hereof (the “Charter”), and the Company’s Amended and Restated Bylaws, as well as originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also

Board of Directors Dynex Capital, Inc. January 27, 2026 Page Two

assumed that the Shares will not be issued in violation of the ownership limit contained in the Charter. We have further assumed that, upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
This opinion letter is based as to matters of law solely on the Virginia Stock Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that following issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus, the Distribution Agreement and resolutions of the Company’s Board of Directors or a duly authorized committee thereof, the Shares will be validly issued, fully paid and nonassessable.
This opinion is furnished to you in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion contained herein.
We hereby consent to the filing of this opinion as an exhibit to the above-described Current Report on Form 8-K and to the reference to our firm contained under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated by the Commission.

Very truly yours,

/s/ Morrison & Foerster LLP